Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Second Quarter Results and Reiterates Full Year Guidance;
Small Business Online Ecosystem Revenue Grew 22 Percent

MOUNTAIN VIEW, Calif. - Feb 23, 2021 - Intuit Inc. (Nasdaq: INTU), maker of TurboTax, QuickBooks, Credit Karma and Mint, announced financial results for the second quarter of fiscal 2021, which ended Jan. 31.
"We continue to see strong momentum and accelerating innovation across the company with our A.I.-driven expert platform strategy," said Sasan Goodarzi, Intuit’s chief executive officer. "Small Business and Self-Employed Group delivered double-digit revenue growth and Credit Karma performed very well since we completed the acquisition in December. We are encouraged by our early results this tax season, and we are confident in our game plan to win."
Financial Highlights
For the second quarter, Intuit reported:
•Total revenue of $1.6 billion, down 7 percent.
•Small Business and Self-Employed Group revenue up 11 percent to $1.1 billion, while Online Ecosystem revenue grew 22 percent to $644 million.
•Credit Karma revenue of $144 million since the acquisition closed on Dec. 3.
•Consumer Group revenue declined 71 percent to $147 million, driven by the later IRS opening this year. The IRS began accepting and processing returns starting Feb. 12, compared to Jan. 27 last year.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
1

Snapshot of Second-quarter Results

	GAAP			Non-GAAP
	Q2 FY21	Q2 FY20	Change	Q2 FY21	Q2 FY20	Change
Revenue	$1,576	$1,696	(7)%	$1,576	$1,696	(7)%
Operating Income (Loss)	$(25)	$270	NM	$235	$384	(39)%
Earnings Per Share	$0.07	$0.91	(92)%	$0.68	$1.16	(41)%
NM = Not Meaningful
Dollars are in millions, except earnings per share. Q2 FY'21 GAAP results include a $30 million gain from the sale of a note receivable that was previously written off. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
Business Segment Results
Small Business and Self-Employed Group
•Grew QuickBooks Online Accounting revenue 22 percent in the quarter, driven primarily by customer growth and mix-shift.
•Increased Online Services revenue 20 percent, driven by QuickBooks Online payments and QuickBooks Online payroll.
•Grew total international online revenue 44 percent.

Credit Karma
•Combined income data from 26 million TurboTax returns with Credit Karma, with customer consent. The combination of verified income data with credit history will enable Credit Karma to better personalize offers for members.
•Integrated Credit Karma Money into the TurboTax filing experience.
Consumer and ProConnect Groups
•Launched TurboTax Live Full-Service, offering customers the ability to have an expert prepare and file their tax return for them.
•Reported $207 million of professional tax revenue in the ProConnect Group for the second quarter, down 8 percent, reflecting delayed forms availability.
Capital Allocation Summary
In the second quarter the company:
•Recorded total cash and investments balance of approximately $2.7 billion as of Jan. 31.
•Repurchased $175 million of shares, with $2.2 billion remaining on the company's authorization.
2

•Received Board approval for a quarterly dividend of $0.59 per share, payable April 19, 2021. This represents an 11 percent increase compared to the same period last year.
Forward-looking Guidance
Intuit announced guidance for the third quarter of fiscal year 2021, which ends April 30. The company expects:
•Revenue growth of approximately 53 to 55 percent.
•GAAP earnings per share of $5.85 to $5.95.
•Non-GAAP diluted earnings per share of $6.75 to $6.85.
Intuit also reiterated guidance for full fiscal year 2021. The company expects:
•Revenue of $8.810 billion to $8.995 billion, growth of approximately 15 to 17 percent.
•GAAP operating income of $1.920 billion to $1.990 billion, a decline of approximately 9 to 12 percent.
•Non-GAAP operating income of $2.975 billion to $3.045 billion, growth of approximately 12 to 14 percent.
•GAAP diluted earnings per share of $5.30 to $5.50, a decline of approximately 21 to 23 percent.
•Non-GAAP diluted earnings per share of $8.20 to $8.40, growth of approximately 4 to 7 percent.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Feb. 23. To hear the call, dial 866-417-5279 in the United States or 409-937-8904 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 9559195. The audio webcast will remain available on Intuit’s website for one week after the conference call.
About Intuit
3

Intuit is a global technology platform that helps our customers and communities overcome their most important financial challenges. Serving millions of customers worldwide with TurboTax, QuickBooks, Credit Karma and Mint, we believe that everyone should have the opportunity to prosper and work tirelessly to find new, innovative ways to deliver on this belief. Please visit us for the latest news and information about Intuit and its brands and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contain forward-looking statements, including the size of the market for tax preparation software and the timing of when individuals will file their tax returns, forecasts and timing of expected growth and future financial results of Intuit and its reporting segments, including Credit Karma; Intuit’s prospects for the business in fiscal 2021 and beyond; expectations regarding timing and growth of revenue from current or future products and services; expectations regarding customer growth; expectations regarding Intuit's corporate tax rate; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding availability of our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant global economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; our participation in the Free File Alliance; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity, including the acquisition and integration of Credit Karma; the issuance of equity or incurrence of
4

debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2020 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fiscal 2021 full-year and Q3 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

5

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31, 2021	January 31, 2020	January 31, 2021	January 31, 2020
Net revenue:
Product	$495	$545	$862	$898
Service and other	1,081	1,151	2,037	1,963
Total net revenue	1,576	1,696	2,899	2,861
Costs and expenses:
Cost of revenue:
Cost of product revenue	22	24	37	41
Cost of service and other revenue	331	310	565	577
Amortization of acquired technology	14	6	21	12
Selling and marketing	580	593	942	976
Research and development	368	333	693	667
General and administrative	250	159	419	305
Amortization of other acquired intangible assets	36	1	38	3
Total costs and expenses [A]	1,601	1,426	2,715	2,581
Operating income (loss)	(25)	270	184	280
Interest expense	(7)	(3)	(15)	(5)
Interest and other income, net	54	15	63	29
Income before income taxes	22	282	232	304
Income tax provision [B]	2	42	14	7
Net income	$20	$240	$218	$297

Basic net income per share	$0.07	$0.92	$0.82	$1.14
Shares used in basic per share calculations	270	261	266	261

Diluted net income per share	$0.07	$0.91	$0.81	$1.13
Shares used in diluted per share calculations	273	264	269	264

Cash dividends declared per common share	$0.59	$0.53	$1.18	$1.06

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income (loss) for the periods shown.

	Three Months Ended		Six Months Ended
(in millions)	January 31, 2021	January 31, 2020	January 31, 2021	January 31, 2020
Cost of revenue	$16	$14	$31	$29
Selling and marketing	44	29	76	59
Research and development	67	37	105	75
General and administrative	53	27	79	55
Total share-based compensation expense	$180	$107	$291	$218
[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
For the three and six months ended January 31, 2021, we recognized excess tax benefits on share-based compensation of $12 million and $64 million, respectively, in our provision for income taxes. For the three and six months ended January 31, 2020, we recognized excess tax benefits on share-based compensation of $23 million and $52 million, respectively, in our provision for income taxes.
Our effective tax rates for the three and six months ended January 31, 2021 were approximately 8% and 6%, respectively. The acquisition of Credit Karma has resulted in an increase in the annual effective tax rate from 25% at October 31, 2020 to 26% at January 31, 2021 primarily due to non-deductible share-based compensation and transaction costs. Excluding the effect of the change in annual effective tax rate for the quarter and discrete tax items, primarily related to share-based compensation tax benefits mentioned above, our effective tax rate for the three and six months ended January 31, 2021 was approximately 26%. The difference from the federal statutory rate of 21% was primarily due to state income taxes, non-deductible share-based compensation and non-deductible transaction costs related to the Credit Karma acquisition, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
Our effective tax rates for the three and six months ended January 31, 2020 were approximately 15% and 2%, respectively. Excluding discrete tax items primarily related to share-based compensation tax benefits mentioned above, our effective tax rate for both periods was 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2021
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$209	$(25)	$—	$—	$184
Amortization of acquired technology	7	14	—	—	21
Amortization of other acquired intangible assets	2	36	—	—	38
Professional fees and transaction costs for business combinations	5	30	—	—	35
Share-based compensation expense	111	180	—	—	291
Non-GAAP operating income (loss)	$334	$235	$—	$—	$569

GAAP net income (loss)	$198	$20	$—	$—	$218
Amortization of acquired technology	7	14	—	—	21
Amortization of other acquired intangible assets	2	36	—	—	38
Professional fees and transaction costs for business combinations	5	30	—	—	35
Share-based compensation expense	111	180	—	—	291
Net (gain) loss on debt securities and other investments	(7)	(8)	—	—	(15)
Gain from sale of note receivable [A]	—	(30)	—	—	(30)
Income tax effects and adjustments [B]	(66)	(57)	—	—	(123)
Non-GAAP net income (loss)	$250	$185	$—	$—	$435

GAAP diluted net income (loss) per share	$0.75	$0.07	$—	$—	$0.81
Amortization of acquired technology	0.03	0.05	—	—	0.08
Amortization of other acquired intangible assets	—	0.14	—	—	0.14
Professional fees and transaction costs for business combinations	0.02	0.11	—	—	0.13
Share-based compensation expense	0.42	0.66	—	—	1.08
Net (gain) loss on debt securities and other investments	(0.03)	(0.03)	—	—	(0.05)
Gain from sale of note receivable [A]	—	(0.11)	—	—	(0.11)
Income tax effects and adjustments [B]	(0.25)	(0.21)	—	—	(0.46)
Non-GAAP diluted net income (loss) per share	$0.94	$0.68	$—	$—	$1.62

Shares used in GAAP diluted per share calculation	265	273	—	—	269

Shares used in non-GAAP diluted per share calculation	265	273	—	—	269
[A] During the three months ended January 31, 2021, we recorded a $30 million gain from the sale of a note receivable that was previously written off.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2020
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$10	$270	$1,413	$483	$2,176
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	2	1	6
Professional fees and transaction costs for business combinations	—	—	16	13	29
Share-based compensation expense	111	107	103	114	435
Non-GAAP operating income (loss)	$129	$384	$1,539	$616	$2,668

GAAP net income (loss)	$57	$240	$1,084	$445	$1,826
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	2	1	6
Professional fees and transaction costs for business combinations	—	—	16	13	29
Share-based compensation expense	111	107	103	114	435
Net (gain) loss on debt securities and other investments	1	1	2	1	5
Income tax effects and adjustments [A]	(68)	(49)	(29)	(102)	(248)
Non-GAAP net income (loss)	$109	$306	$1,183	$477	$2,075

GAAP diluted net income (loss) per share	$0.22	$0.91	$4.11	$1.68	$6.92
Amortization of acquired technology	0.02	0.02	0.02	0.02	0.08
Amortization of other acquired intangible assets	0.01	—	0.01	—	0.02
Professional fees and transaction costs for business combinations	—	—	0.06	0.05	0.11
Share-based compensation expense	0.42	0.41	0.39	0.44	1.65
Net (gain) loss on debt securities and other investments	—	—	0.01	—	0.02
Income tax effects and adjustments [A]	(0.26)	(0.18)	(0.11)	(0.38)	(0.94)
Non-GAAP diluted net income (loss) per share	$0.41	$1.16	$4.49	$1.81	$7.86

Shares used in GAAP diluted per share calculation	264	264	264	264	264

Shares used in non-GAAP diluted per share calculation	264	264	264	264	264
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 31, 2021	July 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,952	$6,442
Investments	786	608
Accounts receivable, net	465	149
Income taxes receivable	153	12
Prepaid expenses and other current assets	312	314
Current assets before funds held for customers	3,668	7,525
Funds held for customers	426	455
Total current assets	4,094	7,980

Long-term investments	41	19
Property and equipment, net	792	734
Operating lease right-of-use assets	392	226
Goodwill	5,598	1,654
Acquired intangible assets, net	3,384	28
Long-term deferred income taxes	6	65
Other assets	291	225
Total assets	$14,598	$10,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$325	$1,338
Accounts payable	486	305
Accrued compensation and related liabilities	326	482
Deferred revenue	752	652
Other current liabilities	362	297
Current liabilities before customer fund deposits	2,251	3,074
Customer fund deposits	426	455
Total current liabilities	2,677	3,529

Long-term debt	2,033	2,031
Long-term deferred income tax liabilities	580	2
Operating lease liabilities	391	221
Other long-term obligations	49	42
Total liabilities	5,730	5,825

Stockholders’ equity	8,868	5,106
Total liabilities and stockholders’ equity	$14,598	$10,931

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	January 31, 2021	January 31, 2020
Cash flows from operating activities:
Net income	$218	$297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	77	98
Amortization of acquired intangible assets	60	16
Non-cash operating lease cost	28	32
Share-based compensation expense	291	218
Deferred income taxes	11	(30)
Other	(48)	4
Total adjustments	419	338
Originations of loans held for sale	(41)	—
Sale and principal payments of loans held for sale	143	—
Changes in operating assets and liabilities:
Accounts receivable	(178)	(516)
Income taxes receivable	(82)	13
Prepaid expenses and other assets	(63)	(82)
Accounts payable	87	175
Accrued compensation and related liabilities	(269)	(121)
Deferred revenue	90	51
Operating lease liabilities	(27)	(28)
Other liabilities	27	63
Total changes in operating assets and liabilities	(415)	(445)
Net cash provided by operating activities	324	190
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(535)	(357)
Sales of corporate and customer fund investments	89	73
Maturities of corporate and customer fund investments	265	287
Purchases of property and equipment	(71)	(68)
Acquisitions of businesses, net of cash acquired	(3,045)	—
Originations of term loans to small businesses	(70)	(166)
Principal repayments of term loans from small businesses	53	155
Other	48	(20)
Net cash used in investing activities	(3,266)	(96)
Cash flows from financing activities:
Repayments on borrowings under unsecured revolving credit facility	(1,000)	—
Repayment of debt	(13)	(25)
Proceeds from issuance of stock under employee stock plans	108	121
Payments for employee taxes withheld upon vesting of restricted stock units	(168)	(104)
Cash paid for purchases of treasury stock	(164)	(278)
Dividends and dividend rights paid	(321)	(280)
Net change in customer fund deposits	(29)	25
Other	—	(1)
Net cash used in financing activities	(1,587)	(542)

Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	10	(2)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(4,519)	(450)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	6,697	2,352
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,178	$1,902
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$1,952	$1,641
Restricted cash and restricted cash equivalents included in funds held for customers [A]	226	261
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,178	$1,902

Supplemental schedule of non-cash investing activities:
Issuance of common stock in a business combination	$3,798	$—
[A] See quarterly reports filed on Form 10-Q for reconciliation of funds held for customers by investment category.

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending April 30, 2021
Revenue	$4,605	$4,655	$—		$4,605	$4,655
Operating income	$2,180	$2,220	$295	[a]	$2,475	$2,515
Diluted earnings per share	$5.85	$5.95	$0.90	[b]	$6.75	$6.85

Twelve Months Ending July 31, 2021
Revenue	$8,810	$8,995	$—		$8,810	$8,995
Operating income	$1,920	$1,990	$1,055	[c]	$2,975	$3,045
Diluted earnings per share	$5.30	$5.50	$2.90	[d]	$8.20	$8.40
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $224 million; amortization of acquired technology of approximately $15 million; and amortization of other acquired intangible assets of approximately $56 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $813 million; professional fees and transaction costs primarily related to the acquisition of Credit Karma of approximately $39 million; amortization of acquired technology of approximately $51 million; and amortization of other acquired intangibles of approximately $152 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, a $30 million gain from the sale of a note receivable that was previously written off, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated February 23, 2021 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 23% for fiscal 2020 and 24% for fiscal 2021. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.